UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2017, Cytori Therapeutics, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Azaya Therapeutics, Inc., a privately-held corporation incorporated under the laws of the State of Delaware (“Seller”), pursuant to which the Company will acquire substantially all of the assets of Seller and assume certain liabilities of Seller (the “Acquisition”). In connection with the Acquisition, the Company will acquire the rights to develop and commercialize (i) Seller’s ATI-0918 drug candidate, a generic bioequivalent formulation of DOXIL/CAELYX, a chemotherapy drug that is a liposomal encapsulation of doxorubicin (“ATI-0918”); and (ii) Seller’s ATI-1123 drug candidate, a liposomal formulation of docetaxel (“ATI-1123”).

Under the terms of the Purchase Agreement, at the closing of the Acquisition (the “Closing”) the Company will (i) issue $2.0 million of shares of its common stock, par value, $0.001 per share (“Common Stock”), in Seller’s name, (A) $1.5 million of which will be delivered to Seller at the Closing (the “Closing Shares”), and (B) $0.5 million of which will be deposited into a 15-month escrow pursuant to a standard escrow agreement (the “Escrow Shares” and together with the Closing Shares, the “Shares”); and (ii) assume the obligation to pay approximately $2.0 million of Seller’s existing trade payables, which payments the Company intends to make at or promptly after the Closing. The price per Share will be equal to the volume weighted average closing price of the Shares on the Nasdaq Capital Market over the 10 consecutive trading days ending on the trading date immediately prior to the date of the Closing. Pursuant to the Purchase Agreement, the Company has agreed to use best efforts to file a registration statement covering the resale of the Shares issued to the Sellers within 30 days of the Closing, and to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable following the filing. The Seller has agreed to abide by certain weekly and monthly sale/transfer volume limitations with respect to selling the Shares following their registration.

In addition, at the Closing, the Company will assume the obligations to (i) pay Seller fixed commercialization milestone payments of up to $16.3 million in the aggregate, based upon achievement of certain net sales milestones for ATI-0918; (ii) make certain earn-out payments to Seller equal to a mid single-digit percentage of net sales of ATI-0918; and (iii) make certain earn-out payments to Seller equal to a low single-digit percentage of net sales of any product (each a “Patented Product”), including ATI-1123, that practices a claim in the related patent assigned by Seller to the Company (the “ATI-1123 Patent”). The Company’s aggregate earn-out payment obligations to Seller from global net sales of both ATI-0918 and any Patented Product will not exceed $100.0 million (the “Earn-Out Cap”).

Further, the Purchase Agreement provides that if the Company enters into certain assignments, licenses or other transfers of rights to a Patented Product or the ATI-1123 Patent, the Company will pay Seller a percentage in the low to mid teens of the consideration received by the Company, provided, that the Company’s aggregate payment obligation to Seller for any such assignment, license or other transfer of rights will not exceed $50.0 million.

If the Company or its successors, sublicensees or transferees sells a competing product to ATI-0918 at any time prior to satisfaction of the Earn-Out Cap, other than because ATI-0918 fails to receive marketing authorization from the European Medicines Agency within a certain period of time or fails to generate a minimum threshold of net sales within a pre-determined amount of time, then 50% of the net sales of such competing product would be deemed to be net sales of ATI-0918 under the Purchase Agreement for purposes of calculating commercialization milestone payments and earn-out payments.

The Company has agreed to, and has agreed to require that any successors, sublicensees or transferees, use commercially reasonable efforts to develop and commercialize ATI-0918 and any Patented Product.

Both the Company and Seller agreed to customary representations, warranties and covenants in the Purchase Agreement. Each party also agreed to assume customary indemnification obligations, provided, that Seller’s maximum liability to the Company for breaches of Seller’s representations and warranties in the Purchase Agreement and any ancillary agreements entered into in connection therewith, is limited to $3.9 million, subject to limited exceptions.

The Company has entered into a five-year lease for Seller’s facility located in San Antonio, Texas that is contingent upon the Closing occurring. The lease will represent an initial annual base rent obligation of approximately $93,000.

The Closing is subject to the satisfaction of customary conditions, including, without limitation (i) Seller’s receipt of stockholder approval and (ii) the Company’s receipt of consent from its secured lender, Oxford Finance, LLC.

Prior to the Acquisition, the Company had no material relationships with Seller or its affiliates.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of such agreement. The Company expects to file the Purchase Agreement with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 3.02.	Unregistered Sales of Equity Securities

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

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The Company cautions you that this Current Report on Form 8-K includes forward-looking statements regarding events, trends and business prospects, which may affect its future operating results and financial position. Such statements, including without limitation, statements regarding: anticipated closing of the Acquisition; potential benefits to Cytori, Azaya and their respective stockholders resulting from consummation of the proposed Acquisition (including benefits arising out of possible synergies between Cytori’s and Azaya’s technology platforms and intellectual property, and potential benefits Azaya’s stockholders may realize by reason of their ownership of Cytori stock); Cytori’s intended development of next-generation, ‘druggable’ regenerative medicine products; anticipated cost-effective expansion of Cytori’s clinical pipeline with ATI-0918 and ATI-1223; access to licensing and revenue opportunities after closing of the Acquisition; anticipated markets for ATI-0918 and ATI-1123; timing for submission of regulatory filings for ATI-0918; expected commercial launch timeframes (which launches are subject to regulatory approvals and other conditions precedent) and the global scope of such commercial launches; conduct of possible follow-on studies in the U.S. for ATI-0918; anticipated development efforts for ATI-1123; Cytori’s anticipated clinical pipeline (including ATI-0918 and ATI-1123); Cytori’s potential access to future capital to develop the acquired assets, including ATI-0918 and ATI-1123; and

expected impact of the Acquisition on Cytori’s operation, financial condition and assets. Some of these risks and uncertainties include, but are not limited to: the possibility that the Acquisition will not close and Cytori will not acquire Azaya’s assets; unanticipated clinical, regulatory, commercial or other hurdles or uncertainties in developing, manufacturing and commercializing Azaya’s assets, including ATI-0918 and ATI-1123; any inability to identify and realize potential synergies between Cytori’s and Azaya’s technologies; inability to access capital to develop the acquired assets on terms acceptable to Cytori; potential negative market reaction to the Acquisition; unforeseen costs and expenses relating to the acquired assets that may exert significant pressure on Cytori’s human, technical and financial resources, including its ability to fund development and commercialization of its clinical pipeline, including ATI-0918 and ATI-1123; failure to find suitable financing to operate Cytori’s business as currently contemplated after consummation of the Acquisition; risk regarding identification of suitable partnering candidates for ATI-0918 or ATI-1123; technical capabilities risks, including the ability to successfully obtain and maintain sufficient drug development and manufacturing expertise; risks relating to review by the European Medicines Agency (EMA) of the ATI-0918 marketing authorisation dossier and related EMA application requirements; inherent risk and uncertainty in the conduct of clinical trials and clinical trial results (including Azaya’s previously conducted bioequivalency trial for ATI-0918); risks in the collection of clinical data, final clinical outcomes risks; risks regarding protection of intellectual property rights, including protection of know-how and other trade secrets relating to manufacture of ATI-0918 and ATI-1123; competitive risks, including risk associated with commercializing a generic drug (ATI-0918) competitive with drugs offered by potentially much larger companies with greater technical, financial and human resources; risks regarding dependence on third-party performance, and performance and acceptance of Cytori’s products in the marketplace; as well as other risks and uncertainties described under the heading “Risk Factors” in Cytori’s Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. Cytori assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

January 19, 2017	By:	/s/ Jeremy Hayden
	Name:	Jeremy Hayden
	Title:	General Counsel